UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): November 19, 2004

Impax Laboratories, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-27354	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Ave., Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 476-2000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

     On November 19, 2004, Impax Laboratories, Inc. (the “Company”) received a Complaint filed in the United States District Court for the Northern District of California as a putative class action brought on behalf of all persons who purchased the Company’s stock on the open market between May 5, 2004 and November 3, 2004. The lawsuit, styled Charles Rosen v. Impax Laboratories, Inc., et al., No C 04-4802, was filed by a person who purchased shares of the Company’s stock in July 2004 and also names as defendants Barry R. Edwards, Charles Hsiao, Larry Hsu, Cornel Spiegler, David S. Doll and David J. Edwards, each of whom is an officer or director, or both, of the Company. The lawsuit alleges violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and SEC Rule 10b-5, and focuses on the Company’s restatement of its financial results for the first and second quarters of 2004. In particular, the lawsuit alleges that the Company and other defendants issued financial statements reporting revenue and profits for those quarters that they either knew were false and misleading, or the falsity of which the defendants recklessly disregarded, and that the price that the plaintiff paid for the Company’s stock was artificially inflated. The Complaint seeks an unspecified amount of damages. The Company believes that it has, and has been advised by the individual defendants that they have, viable defenses to the claims, and the Company and the individual defendants intend to vigorously defend the lawsuit.

     The Company is aware that at least one other law firm recently issued a press release indicating that it filed a class action lawsuit against the Company in the United States District Court for the Northern District of California. According to the press release, the complaint alleges that the Company and certain of its officers and directors violated the Securities Exchange Act of 1934 by causing the Company's shares to trade at artificially inflated levels through the issuance of false and misleading financial statements. According to the press release, the complaint appears to focus, in part, on the Company's announcement on November 3, 2004 that it would restate its earnings for the first and second quarters of 2004. The Company has not yet been served with a copy of this complaint. To the extent that any complaint served upon the Company in the future contains allegations similar to those contained in the Rosen complaint described above, the Company does not intend to issue an additional report on Form 8-K.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.

Date: November 24, 2004	By:	/s/ Cornel C. Spiegler
Name: Cornel C. Spiegler
Title: Chief Financial Officer